Exhibit 8.2

[•], 2023

Crestwood Equity Partners LP

811 Main St., Suite 3400

Houston, Texas 77002

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Crestwood Equity Partners LP (“Crestwood”), a Delaware limited partnership, in connection with (i) the proposed merger (the “Merger”) of Crestwood with and into Pachyderm Merger Sub LLC (“Merger Sub”), a direct wholly owned subsidiary of Energy Transfer LP (“Energy Transfer”), a Delaware limited partnership, with Merger Sub surviving the Merger as a direct subsidiary of Energy Transfer as contemplated by the Agreement and Plan of Merger, dated as of August 16, 2023 (the “Merger Agreement”), by and among Crestwood, Energy Transfer, Merger Sub, and LE GP, LLC (“ET GP”), a Delaware limited liability company and the sole general partner of Energy Transfer and (ii) the preparation of a Registration Statement on Form S-4 (File No. [•]) filed with the Securities and Exchange Commission by Crestwood relating to the Merger, including the proxy statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”).

In rendering our opinion, we have examined and, with the consent of Crestwood and Energy Transfer, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement and the proxy statement/prospectus, (iii) the respective tax officer’s certificates of Crestwood and Energy Transfer, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with the consent of Crestwood and Energy Transfer, that, among other things:

1.

Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

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2.	The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, and the Merger will be effective under the laws of the State of Delaware;

3.

All factual statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the effective time of the Merger and throughout the subsequent periods specified in the Officer’s Certificates, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that make any such factual statements, descriptions, or representations untrue, incomplete or incorrect at the effective time of the Merger or throughout the subsequent periods specified in the Officer’s Certificates;

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the effective time of the Merger, in each case without such qualification; and

5.	The parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the filing date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder, and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificates, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger.” We are opining herein only as to the U.S. federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, non-U.S. laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the filing date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to, or relied upon by any other person, firm, or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including Crestwood unitholders.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

[DRAFT] Vinson & Elkins L.L.P.